SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                        the Securities Exchange Act 1934

       Date of Report (Date of earliest event reported): November 22, 2006


                               City Network, Inc.
               (Exact name of registrant as specified in charter)


                                     Nevada
                 (State or other jurisdiction of incorporation)


               001-31954                                 98-0467944
        (Commission File Number)               (IRS Employer Identification No.)


2F-1, No. 16, Jian Ba Road, Jhonghe City
   Taipei County, 235, Taiwan, ROC                           N/A
(Address of principal executive offices)                 (Zip Code)


    Registrant's telephone number, including area code: 011-886-2-8226-5566
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ITEMS 3.01. NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE
            OR STANDARD; TRANSFER OF LISTING.

     On November 22, 2006, City Network, Inc. ("Registrant") received a notice from The American Stock Exchange ("Amex") notifying Registrant that it is not in compliance with Amex continued listing standards, as required by Sections 134, 1101 and 1003(f)(v) of the Amex Company Guide, as a result of Registrant's failure timely to file a Quarterly Report on Form 10-QSB for period ended September 30, 2006 and Registrant's failure to effected a reverse stock split or take any steps necessary to effect a reverse stock split. Via correspondence dated July 31, 2006, Amex deemed a reverse stock split to be appropriate to address Registrant's low selling price. The notice requests that Registrant submit to Amex, by December 1, 2006, a plan setting forth the actions it plans to take to bring Registrant into compliance with Sections 134, 1101 and 1003(f)(v) of the Amex Company Guide by no later than January 5, 2007. On December 1, 2006, Registrant submitted such a plan to Amex for evaluation.

     The registrant's common stock continues to trade on Amex.

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
                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     CITY NETWORK, INC.


                                     By: /s/ Alice Chen
                                        ----------------------------------------
                                     Name:  Alice Chen
                                     Title: Chairman and Chief Executive Officer

Dated: December 5, 2006

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